Exhibit 10.13

Summary Translation of Line of Credit Agreement

Borrower:	Beijing Dehaier Medical Technology Company Limited
Lender:	ICBC Beijing

1.	Purpose of Line of Credit.

The purpose of the line of credit is to allow the Borrower to finance its working capital needs (including equipment purchases).

2.	Amount of Line of Credit.

RMB10,000,000

3.	Line of Credit Term.

The line of credit shall run from June 2, 2009 through May 20, 2010.

4.	Interest rate and method of payment.

Interest shall be paid monthly. The interest rate shall be equal to the benchmark interest rate of the People’s Bank plus 5%.

5.	Repayment date.

Payments of principal are due on November 20, 2009, March 3, 2010 and May 20, 2010 for RMB2,000,000, RMB3,000,000 and RMB5,000,000, respectively.

6.	Guarantee.

The Lender shall have a mortgage on the building held by Borrower’s affiliated entity, Beijing Dehaier Technology Company Limited.

7.	Liability for breach of contract.

If the Borrower does not repay the loan on the dates set forth above, the Lender shall have the right to deduct such amounts from the Borrower’s bank balance with the Lender and may charge an additional 30% interest penalty.